Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Subaye, Inc. 2010 Omnibus Long-Term Incentive Plan of our reports dated December 29, 2009, with respect to the consolidated financial statements of Subaye, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended September 30, 2009, filed with the Securities and Exchange Commission.

/S/ DNTW CHARTERED ACCOUNTANTS, LLP

Markham, Ontario, Canada
September 7, 2010